ASSUMPTION AGREEMENT AND INDEMNITY

This ASSUMPTION AGREEMENT AND INDEMNITY (this “Agreement”) is entered into this 15th day of March 2010 by and between Cascade Technologies Corp., a Wyoming corporation (“Parent”), and Performance Acquisitions Corp., a Nevada corporation (“Indemnitor”).

WHEREAS Parent and Spectral Molecular Imaging, Inc., a Nevada corporation (the “Company”) have entered into an Agreement and Plan of Merger, dated as of March 8, 2010 (the “Merger Agreement”; capitalized terms not defined herein shall have the meanings, if any, ascribed to them in the Merger Agreement);

WHEREAS a condition to Closing under the Merger Agreement is that Parent shall cause the cumulative obligations and liabilities of Parent and Sub immediately prior to the Effective Time to consist solely of $40,000 specified in paragraph 8.6 of the Merger Agreement (the “Specified Liabilities”) and Parent shall cause all other obligations and liabilities of Parent and Sub to be satisfied or assumed by a third party, in form and substance satisfactory to the Company and its counsel, immediately prior to the Effective Time;

WHEREAS Indemnitor has agreed to assume from Parent all liabilities, debts and obligations of Parent up to and including those incurred on or before March 15, 2010, other than the Specified Liabilities (the “Assumed Liabilities”) and to indemnify and hold harmless Parent from and against any Assumed Liabilities by executing this Agreement; and

WHEREAS, pursuant to Section 8.6 of the Merger Agreement, Indemnitor is required to execute and deliver to Parent this Agreement whereby Indemnitor assumes such obligations.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities which, for avoidance of doubt, shall consist of all liabilities of Parent existing as of the Effective Time and not constituting Specified Liabilities.

Indemnitor agrees to indemnify and hold harmless Parent against any losses, claims, damages, liabilities or expenses (including, unless Indemnitor elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, arising from or related to any Assumed Liability.  Indemnitor shall assume the defense of any suit brought to enforce any Assumed Liability.  This indemnity agreement will be in addition to any liability for Assumed Liabilities that Indemnitor might otherwise have.

Other than as specifically stated above, Indemnitor assumes no debt, liability or obligation of Parent, including without limitation the Specified Liabilities, by this Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Indemnitor  shall remain the sole obligation of Parent, its successors and assigns.

No Person other than Parent, its successors and assigns shall have any rights under this Agreement or the provisions contained herein.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement and Indemnity on the day and year first above written.

PERFORMANCE ACQUISITIONS CORP.

By: /s/ Ray Merry
   Name: Ray Merry
   Title: President

CASCADE TECHNOLOGIES CORP.

By: /s/Jacqueline Danforth
   Name:  Jacqueline Danforth
   Title:  Chief Financial Officer